EXHIBIT 99.1

News Release

Ontrak Selects Mary Louise Osborne as
Company’s First Chief Customer Officer

Osborne brings proven track record of leadership in growth and expansions of multi-billion dollar government and commercial businesses at
CVS Health, Aetna and Coventry Health Care.

Santa Monica, CA – August 10, 2021 Ontrak, Inc (NASDAQ: OTRK) (“Ontrak” or the “Company”), a leading AI-powered and telehealth-enabled healthcare company, today announced the appointment of former CVS Health (NYSE: CVS) Regional Vice President and former President of Government business at Coventry Health Care Mary Louise Osborne as Ontrak’s first Chief Customer Officer, effective August 30, 2021. Ms. Osborne will report to Jonathan Mayhew, CEO, who joined Ontrak from CVS in April.

“Mary Lou brings decades of progressive management experience and a proven track record of driving accelerated growth, expansion and operational performance in both commercial and government businesses,” said Jonathan Mayhew, Ontrak CEO. “She has built deep, trusted partnerships with customers, government leaders and health care providers. I’m delighted that Mary Lou will be joining the Ontrak leadership team at a time when Medicaid and Medicare represent an increasing share of our revenues. In her new role she will be responsible for our current portfolio of customers, all new customer sales, and the Ontrak customer implementation and vendor management office.”

Ms. Osborne stated, “I am thrilled to be joining Ontrak, an innovative, purpose-driven company focused on improving health and saving lives. Jonathan’s vision and focus for the organization as a customer-centric enterprise attracted me to this role, and I very much want to help expedite his growth plan.”

As Regional Vice President, Medicaid, East Region at CVS Health, Osborne tripled Medicaid revenue to $4 Billion and grew the membership to 800,000 members by winning 12 new and renewal State Medicaid contracts and implementing new multi-state product expansions for Medicaid, Children’s Health Insurance Program (CHIP), Managed Long Term Services and Supports (MLTSS) and Foster Care. Previously, she was President of Government business at Coventry Health Care, where she led the largest government plan expansion in the health plan’s history, boosting Medicare Advantage and Individual membership growth by 30% annually. Osborne also achieved 20% annual commercial growth and attained an excellent NCQA accreditation for quality and compliance. Prior to joining Coventry Health Care, Osborne was the General Manager responsible for Commercial business membership, financial growth and operations for Aetna’s Southeast region.

About Ontrak, Inc.

Ontrak, Inc. (f/k/a Catasys, Inc.) is a leading AI and telehealth-enabled healthcare company, whose mission is to help improve the health and save the lives of as many people as possible. Ontrak identifies, engages, activates and provides care pathways to treatment for the most vulnerable members of the behavioral health population who would otherwise fall through the cracks of the healthcare system. We engage individuals with anxiety, depression, substance use disorder and chronic disease through personalized care coaching and customized care pathways that help them receive the treatment and advocacy they need, despite the socio-economic, medical and health system barriers that exacerbate the severity of their comorbid illnesses. The company’s integrated intervention platform uses AI, predictive analytics and digital interfaces combined with dozens of care coach engagements to deliver improved member health, better healthcare system utilization, and durable outcomes and savings to healthcare payors.

Learn more at www.ontrakhealth.com

Investors:
Caroline Paul
Gilmartin Group
investors@ontrak-inc.com

Cautionary Note Regarding Forward-Looking Statements
Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new members and maintaining existing members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. Forward looking statements may include statements regarding our proprietary IP and technological innovation allowing us to identify, engage, and create lasting behavior change in the lives of those with unaddressed behavioral health conditions and chronic disease. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.